<Body Text>DYNATECH CORPORATION

<Body Text>

<Body Text>FOURTH AMENDMENT

<Body Text>TO

<Body Text>MULTICURRENCY REVOLVING CREDIT

<Body Text>AND TERM LOAN AGREEMENT

<Body Text>

<Body Text>	Amendment Agreement (this "Amendment") dated as of
March 31, 1994, by and among Dynatech Corporation ("Dynatech"), each of the Subsidiaries of Dynatech appearing on the signature pages hereof (Dynatech and such Subsidiaries referred to collectively as the "Borrowers" and individually as a "Borrower"), The First National Bank of Boston ("FNBB"), ABN
AMRO Bank N.V., Boston Branch ("ABN AMRO") and Mellon Bank, N.A. ("Mellon") (each of FNBB, ABN AMRO and Mellon being referred to herein collectively as the "Banks" and individually as a "Bank") and The First National Bank of Boston, as Agent for the Banks
(the "Agent").

<Body Text>

<Body Text>	PRELIMINARY STATEMENT.  Dynatech, certain
Subsidiaries named therein, FNBB, The First National Bank of Chicago ("FNBC"), Bank of America National Trust and Savings Association ("BofA") and the Agent entered into a Multicurrency Revolving Credit and Term Loan Agreement, amended and restated as of December 31, 1990 (as amended by the First Amendment to Multicurrency Revolving Credit and Term Loan Agreement dated as of September 25, 1992 to, among other things, replace FNBC and BofA with ABN AMRO, by the Second Amendment to Multicurrency Revolving Credit and Term Loan Agreement dated as of December 22, 1992, to, among other things, include Mellon as a Bank, and by the Third Amendment to Multicurrency Revolving Credit and Term Loan Agreement dated as of March 30, 1994 to, among other things permit certain investments by Dynatech in connection with the sale of Micro Processor Systems, Inc., the "Credit Agreement"). The parties hereto desire to make certain amendments to the Credit Agreement as hereinafter set forth including, without limitation, making certain amendments to certain of the financial covenants, to permit Dynatech to sell certain of its assets and to permit certain investments by Dynatech in connection with the sale of certain of its assets. Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless such terms are otherwise defined herein.

<Body Text>

<Body Text>SECTION 1.  AMENDMENTS TO THE CREDIT AGREEMENT.  The
Credit Agreement is hereby amended as follows:

<Body Text>

<Body Text>	A.  Amendment to Section 5.1 of the Credit Agreement
(Current Ratio). Section 5.1 of the Credit Agreement is hereby amended by deleting Section 5.1 in its entirety and restating it as follows:

<Body Text>

<Body Text>"5.1. Current Ratio.  Cause Dynatech to maintain a
Current Ratio of at least 2 to 1; provided, however, when calculating the Current Ratio there shall be excluded from the Consolidated Current Liabilities portion of Current Ratio up to a maximum aggregate amount of $35,000,000 of current liabilities attributable to any restructuring charge of Dynatech taken in the quarter ending March 31, 1994."

<Body Text>

<Body Text>	B.  Amendment to Section 5.4 of the Credit Agreement
(Fixed Charge Coverage). Section 5.4 of the Credit Agreement is hereby amended by deleting Section 5.4 in its entirety and restating it as follows:

<Body Text>

<Body Text>"5.4.  Fixed Charge Coverage.  Cause Dynatech to
maintain a ratio of (a) Net Revenues Available for Debt Service (excluding, for the fiscal quarter ending March 31, 1994, any deductions for operating and maintenance expenses attributable to any restructuring of Dynatech up to a maximum aggregate amount of $50,000,000) for each period of four (4) consecutive fiscal quarters, to (b) Debt Service for such period, of at least 3 to 1."

<Body Text>

<Body Text>	C. Amendment to Section 6.3 of the Credit Agreement
(Investments). Section 6.3 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of section 6.3(f); (b) deleting the period at the end of section 6.3(g) and substituting in place thereof a semicolon and the word "and";
and (c) inserting immediately after the last line of section 6.3 the following:

<Body Text>

<Body Text>"(h)  Investments consisting of notes made by any purchaser of certain assets or stock of the Borrowers or any of their Subsidiaries, and delivered to such seller pursuant to a sale permitted by section 6.4 hereof, provided that the aggregate amount of all such notes does not exceed $5,000,000 and such notes relate to sales which are effective on or prior to December 31, 1995."

<Body Text>

<Body Text>	D. Amendment to Section 6.4 of the Credit Agreement
(Merger, Consolidation or Sale of Assets, Etc.). Section 6.4 of the Credit Agreement is hereby amended as follows:

<Body Text>

<Body Text>(a)  Section 6.4(c) of the Credit Agreement is hereby amended by inserting immediately after phrase "or is such Subsidiary is not a Material Subsidiary" the words "(or is one of the material Subsidiaries identified as any of Whistler Corporation, Dynatech Systems France, SA, Piiceon, Inc., Qualimetrics, Inc. or Dynatech Data Communications Ltd. and such disposition is completed by December 1, 1995)".

<Body Text>

<Body Text>(b)  Section 6.4(d) of the Credit Agreement is hereby amended by inserting immediately after phrase "or is such Subsidiary is not a Material Subsidiary" the words "(or is one of the Material Subsidiaries identified as any of Whistler Corporation, Dynatech Systems France, SA, Piiceon, Inc., Qualimetrics, Inc. or Dynatech Data Communications, Ltd. and such disposition is completed by December 1, 1995)".

<Body Text>

<Body Text>	E.  Substitution of New Schedule 1 and Schedule 5.
The Schedule 1 and Schedule 5 annexed to the Credit Agreement are hereby deleted in their entirety, and the new Schedule 1 and
Schedule 5 annexed hereto are hereby substituted in place thereof.

<Body Text>

<Body Text>	SECTION 2. EFFECTIVENESS.

<Body Text>

<Body Text>	The amendments of the Credit Agreement to be made
pursuant to section 1 of this Amendment shall become effective as of March 31, 1994 when the Agent shall have received this Amendment, signed by each of the Borrowers, the Majority Banks and the Agent.

<Body Text>

<Body Text>	SECTION 3. REPRESENTATIONS AND WARRANTIES; NO
DEFAULT.

<Body Text>

<Body Text>	Each of the Borrowers represents and warrants to
each of the Banks and the Agent that (a) the representations and warranties contained in Section 4 of the Credit Agreement are true and accurate in all material respects as of the date of this Amendment, with the same effect as if made as of the date hereof and after giving effect to the provisions of this Amendment; (b) there exists no Default or Event of Default under the Credit Agreement; (c) there are not Material Subsidiaries as of the date hereof other than those listed on Schedule 5 to the Credit Agreement; (d) the execution, delivery, and performance of this Amendment, and the Credit Agreement as amended hereby, are within the corporate powers, and have been duly authorized by all necessary corporate action on the part of, each of the Borrowers; and (e) this Amendment, and the Credit Agreement as amended hereby, constitute valid and legally binding obligations of each of the Borrowers, enforceable against each of the Borrowers in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights, and except that the availability of specific performance or other equitable remedies may be subject to the discretion of the court in which an action for such remedies is brought.

<Body Text>

<Body Text>	SECTION 4.  REFERENCE TO AND EFFECT ON CREDIT
AGREEMENT.

<Body Text>

<Body Text>	(a)  Upon the effectiveness of this Amendment, each
reference in the Credit Agreement to "this Agreement,"
"hereunder," "hereof," "herein" or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

<Body Text>

<Body Text>	(b)  Except as specifically amended hereby, the
Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

<Body Text>

<Body Text>	(c)  The execution, delivery and effectiveness of
this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Bank under the Credit Agreement.

<Body Text>

<Body Text>	SECTION 5.  GOVERNING LAW.

<Body Text>

<Body Text>	This Amendment shall be deemed to be a contract
under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth.

<Body Text>

<Body Text>	SECTION 6.  MISCELLANEOUS.

<Body Text>

<Body Text>	The captions in this Agreement are for convenience
of reference only and shall not define or limit the provisions hereof. This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart.

<Body Text>

<Body Text>(Remainder of Page Intentionally Left Blank)

<Body Text>

<Body Text>

<Body Text>

<Body Text>	Signed, sealed and delivered, as of the date set
forth at the beginning of this Amendment, by each of the Borrowers, the Majority Banks and the Agent.

<Body Text>

<Body Text>DYNATECH CORPORATION

<Body Text>WHISTLER CORPORATION

<Body Text>PIICEON, INC.

<Body Text>DYNATECH USA, INC.

<Body Text>DYNATECH LABORATORIES, INC.

<Body Text>UTAH SCIENTIFIC, INC.

<Body Text>TELECOMMUNICATIONS

<Body Text>  TECHNIQUES CORPORATION

<Body Text>ASINC, INC.

<Body Text>TRONTECH, INC.

<Body Text>QUALIMETRICS, INC.

<Body Text>INDUSTRIAL COMPUTER SOURCE

<Body Text>

<Body Text>By: Robert H. Hertz

<Body Text>Title:  CFO & Treasurer

<Body Text>

<Body Text>THE FIRST NATIONAL BANK OF

<Body Text> BOSTON, individually

<Body Text> and as Agent

<Body Text>

<Body Text>By: Jay S. Massimo

<Body Text>Title:  Vice President

<Body Text>

<Body Text>MELLON BANK

<Body Text>

<Body Text>By: Robert Summersgill

<Body Text>Title:  Vice President

<Body Text>

<Body Text>ABN AMRO BANK N.V.,

<Body Text> BOSTON BRANCH

<Body Text>

<Body Text>By: Lisa C. Sheehan

<Body Text>Title:  Assistant Vice President

<Body Text>

<Body Text>By: Elliott O. May

<Body Text>Title:  Vice President

<Body Text>

<Body Text>

<Body Single>DYNATECH CORPORATION

<Body Single>Subsidiaries of the Registrant

<Body Single>EXHIBIT 21

<Body Single>									State or other

<Body Single>									 jurisdiction

<Body Single>Name of Parent of Subsidiary				of organization

<Body Single>Dynatech Corporation - Parent				Massachusetts

<Body Single>Dynatech U.S.A., Inc.					Massachusetts

<Body Single>Alpha Image, Inc.						Delaware

<Body Single>Alta Group, Inc.						California

<Body Single>Asinc, Incorporated						California

<Body Single>Atmospheric Research Systems, Inc.			Florida

<Body Single>Bradley Telcom Corporation (inactive)		New Jersey

<Body Single>ColorGraphics Systems, Inc.				Wisconsin

<Body Single>ComCoTec, Inc.							Illinois

<Body Single>Computerized Medical Systems, Inc.			Missouri

<Body Single>DaVinci Systems, Inc.					Florida

<Body Single>Digital Technology, Inc.					Ohio

<Body Single>Dolphin Networks, Inc.					Georgia

<Body Single>Dyna FSC Corporation					U.S. Virgin
Islands

<Body Single>Dynatech Cable Products Group, Inc.		Utah

<Body Single>Dynatech Communications, Inc.				Delaware

<Body Single>Dynatech Laboratories, Inc.				Delaware

<Body Single>Dynatech Leasing Corporation				Nevada

<Body Single>Dynatech Microwave Technology, Inc.		Nevada

<Body Single>Dynatech Nevada, Inc.					Nevada

<Body Single>Dynatech NewStar, Inc.					Wisconsin

<Body Single>Dynatech Precision Sampling Corporation		Louisiana

<Body Single>Dynatech Tactical Communications,
Inc.		Massachusetts

<Body Single>Dynatech Video Group, Inc.				Utah

<Body Single>Dynatech Video & Specialty Computers, Inc.	Wisconsin

<Body Single>Geomet Data Services, Inc.				Arizona

<Body Single>Dynatech Spectrum, Inc.					California

<Body Single>Industrial Computer Source, Inc.			California

<Body Single>Innovative Electronics, Inc.				Florida

<Body Single>Interface Technology, Inc.				California

<Body Single>L.E.A. Dynatech, Incorporated				Florida

<Body Single>Lightning Location and Protection, Inc.		Arizona

<Body Single>LP Com (inactive)						California

<Body Single>Parallax Graphics, Inc.					California

<Body Single>Piiceon, Inc.							California

<Body Single>Qualimetrics, Inc.						California

<Body Single>Quanta Corporation						Utah

<Body Single>Quanta International Corporation			Utah

<Body Single>Science Associates, Inc.

<Body Single>  (in liquidation)						New Jersey

<Body Single>Telecommunications Techniques

<Body Single>  Corporation							Maryland

<Body Single>Trigon Industries, Inc.					California

<Body Single>Trontech, Inc.							New Jersey

<Body Single>Unex Corporation						Massachusetts

<Body Single>U.S. Computer Systems, Inc.				Ohio

<Body Single>Utah Scientific Inc.					Nevada

<Body Single>V.I. Corporation						Massachusetts

<Body Single>Weathertronics International, Inc.

<Body Single>  (inactive)							California

<Body Single>Whistler Corporation					Massachusetts

<Body Single>XKD Corporation						California

<Body Single>Alpha Image, Limited					England

<Body Single>Cromemco, G.m.b.H. (inactive)				Germany

<Body Single>Cromemco, Limited (inactive)				England

<Body Single>Cybermation, Limited (inactive)			England

<Body Single>Dynatech A.G. (in liquidation)			Switzerland

<Body Single>Dynatech Video Group, Ltd.				England

<Body Single>Dynatech Communications, Ltd.				Canada

<Body Single>Dynatech Communications, Ltd.				England

<Body Single>Dynatech Scandinavia A/S					Norway

<Body Single>Dynatech Communications SRL				Italy

<Body Single>Dynatech Communications Svenska A.B.		Sweden

<Body Single>Dynatech Data Communications, Ltd.			Guernsey,

<Body Single>									Channel Islands

<Body Single>Dynatech Communications Espani

<Body Single>  (in liquidation)						Spain

<Body Single>Dynatech Communications G.m.b.H.			Germany

<Body Single>Dynatech Deutschland, G.m.b.H.			Germany

<Body Single>Dynatech Gesellschaft Furdated

<Body Single>   Verarbeitung						Germany

<Body Single>Dynatech Systems France, SA				France

<Body Single>Dynatech Holdings Ltd.					Guernsey,

<Body Single>									Channel Islands

<Body Single>Dynatech Holdings Ltd.					England

<Body Single>Dynatech Holdings S.A.R.L.				France

<Body Single>Dynatech Hong Kong, Ltd.					Hong Kong

<Body Single>Dynatech Investments, Ltd.				Guernsey,

<Body Single>									Channel Islands

<Body Single>Nihon Dynatech K.K.						Japan

<Body Single>Dynatech Laboratories, Ltd.				England

<Body Single>Dynatech Medical Products, Ltd.			Guernsey,

<Body Single>									Channel Islands

<Body Single>Dynatech Systems, Limited				England

<Body Single>Industrial Computer Source France			France

<Body Single>Laboratorie Dynatech SARL				France

<Body Single>Piiceon, Ltd.							England

<Body Single>Qualimetrics, Limited					England

<Body Single>Telecommunications Techniques Company

<Body Single>  (UK), Ltd.							England

<Body Single>Dynatech Laboratories s.r.o.				Czech Republic

<Body Single>Telecommunications Techniques Company

<Body Single>  (Ireland) Ltd.						Ireland

<Body Single>V.I. Corporation (Europe) Ltd.			England

<Body Single>

<Body Text>

<Body Text>SCHEDULE 5 - MATERIAL SUBSIDIARIES

<Body Text>

<Body Text>DYNATECH CORPORATION

<Body Text>

<Body Text>

<Body Text>Material Subsidiaries which contribute greater than
5% of Tangible Net Worth or Gross Revenues - March 31, 1994

<Body Text>

<Body Text>
   Company					Percent of  	Percent of

<Body Text>						Tangible Net	Gross

<Body Text>						 Worth (1)	Revenue (2)

<Table Text>TTC						 	28.8%	22.6%

<Table Text>Whistler Corporation		 	11.2% 	 N/A

<Table Text>Dynatech Systems France SA 		 7.7%

<Table Text>Piiceon, Inc. 					 6.2% 	 6.5%

<Table Text>Asinc, Inc. 					 5.1%

<Table Text>Industrial Computer Source, Inc. 	 5.6% 	 6.9%

<Table Text>Qualimetrics, Inc. 	  			 5.4%

<Body Text>

<Body Text>

<Body Text>1.  For purpose of this presentation, tangible net worth of subsidiaries is exclusive of intercompany transactions. Intercompany amounts can include dividend distributions to the parent company. Consolidated Tangible Net Worth at March 31, 1994 was $103,722,000. Subsidiary amounts do not include any portion of treasury stock repurchases which serves to reduce consolidated tangible net worth.

<Body Text>

<Body Text>2.  Consolidated gross revenues for the year ended
March 31, 1994 were $458,449,000.

<Body Text>

<Body Single>